UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 20, 2013

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective November 20, 2013, Wilshire Bancorp, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Saehan Bancorp (“Saehan”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013 (the “Merger Agreement”) between the Company, WS Merger Acquisition Corp., a wholly-owned subsidiary of the Company (“Newco”), and Saehan. At closing, Saehan merged with and into the Newco, with Newco surviving the merger as the surviving corporation.  Pursuant to the Merger Agreement, holders of Saehan common stock have a right to elect to receive either (x) $0.4247 in cash, (y) 0.06080 shares of Wilshire common stock, or (z) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock (subject to proration, adjustment and certain limitations set forth in the Merger Agreement), for each share of Saehan common stock held immediately prior to the effective time of the Merger, plus cash in lieu of fractional shares. Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the merger.

Immediately following the merger, Saehan Bank, a wholly-owned subsidiary of Saehan, merged with and into Wilshire Bank, a wholly-owned subsidiary of the Company, with Wilshire Bank surviving the merger as the surviving bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2013 and is incorporated herein by reference.

In addition, on November 21, 2013, the Company issued a press release announcing the consummation of the merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the merger, pursuant to a supplemental indenture, dated November 20, 2013, by and between the Company and Wilmington Trust Company, as Trustee, the Company assumed all of Saehan’s obligations with respect to its outstanding trust preferred securities, including $20,619,000 of Fixed Rate Junior Subordinated Notes, due 2037, related to Saehan Capital Trust I, a Delaware statutory trust.

Item 9.01        Financial Statements and Exhibits.

(a)                               Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)                              Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(c)                               Exhibits

Exhibit 99.1                 Press release issued by Wilshire Bancorp, Inc., dated November 21, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: November 21, 2013	By:	/s/ Alex Ko
Alex Ko, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Wilshire Bancorp, Inc., dated November 21, 2013